UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 10, 2009
(Date of earliest event reported)

ALASKA AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Alaska
(State or Other Jurisdiction of Incorporation)

000-19978	92-0009235
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2009, the Board of Directors (the “Board”) of Alaska Airlines, Inc. (the “Company”) approved amended and restated Bylaws (the “Amended Bylaws”), which are effective as of September 10, 2009.  The amendments provide for the following:

•	Permit electronic transmission of shareholder proxies, as permitted by the Alaska Corporations Code (the “ACC”) (Article II, Section 6 of the Amended Bylaws);

•
Clarify that the right to indemnification cannot be eliminated or impaired by amendments to the Bylaws subsequent to the act or omission that is the subject of the action for which indemnification is sought (Article VII, Section 2 of the Amended Bylaws);

•	Standardize the means of giving notice under the Bylaws and when such notice is deemed given (Article IX of the Amended Bylaws); and

•	Make other non-substantive and conforming changes to clarify existing provisions and to conform to the ACC.

The foregoing summary of the amendments is qualified in its entirety by reference to the Amended Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 3.2	Amended and Restated Bylaws of Alaska Airlines, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2009

ALASKA AIRLINES, INC.
Registrant

/s/ Keith Loveless
Keith Loveless
Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary

/s/ Glenn S. Johnson
Glenn S. Johnson
Executive Vice President/Finance and Chief Financial Officer